UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On January 17, 2013, the U.S. Department of the Treasury and the Internal Revenue Service, or the IRS, issued comprehensive final regulations implementing the information reporting and withholding tax provisions commonly known as the Foreign Account Tax Compliance Act, or FATCA. In response to the issuance by the IRS of the final regulations of FATCA, the paragraph under the heading “Additional United States Federal Income Tax Considerations-Foreign Account Tax Compliance Act” on page S-4 of the Prospectus Supplement, dated January 11, 2013, filed by Lexington Realty Trust, or the Trust, with the Securities and Exchange Commission, or the Commission, on January 11, 2013, to the Prospectus, dated August 30, 2012, filed by the Trust with the Commission on August 30, 2012 (File No. 333-183645), is amended, restated and replaced with the following:

“As referenced in the accompanying prospectus under the caption "United States Federal Income Tax Considerations-Information Reporting and Backup Withholding-Foreign Account Tax Compliance Act," a 30% withholding tax will be imposed with respect to gross proceeds from a sale or other disposition of our common shares that occurs, under then proposed regulations, on or after January 1, 2015 if paid to a foreign entity unless certain exceptions apply. The effective date of the imposition of this 30% withholding tax has been extended to apply to payments made on or after January 1, 2017. The effective date of the imposition of U.S. withholding tax with respect to dividends on our common shares has not changed and remains on or after January 1, 2014. We urge you to consult your own tax advisors regarding the impact of these rules on the purchase, ownership and sale of our common shares in light of your particular circumstances.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: February 28, 2013	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer